Exhibit 99.1

micromobility.com Appoints Velco Farina as New Board Member

New York, NY – December 1, 2023 – micromobility.com Inc. (Nasdaq: MCOM), a leading innovator in the field of sustainable urban transportation, is pleased to announce the appointment of Velco Farina as its newest independent board member of the audit committee of the board of directors of the company. With a distinguished career spanning multiple continents and industries, Mr. Farina brings a wealth of experience and expertise to the micromobility.com team. Originally trained as an Industrial Engineer, Velco Farina holds a MBA from SDA Bocconi and UCLA Anderson. His professional journey began in management consulting, where he made his mark at renowned firms such as Bain & Co., Sapient, and McKinsey. In 2007, Mr. Farina transitioned to the corporate world at American Express in New York City. During his tenure there, he excelled in various roles encompassing product management, international strategy, innovation, and partnerships.

In 2016, Mr. Farina took on the role of Chief Operating Officer at Kunai, a burgeoning professional service agency. Under his leadership, Kunai experienced exponential growth, transforming into a technological powerhouse for Fortune 500 financial institutions. His next venture was as the founding Managing Director of an innovation lab for Kaleyra a communication-platform-as-a-service company, recently acquired by Tata Communications. After relocating to Europe, Mr. Farina joined Amazon Web Services as a Principal for the Financial Services EMEA market. His expertise is not limited to executive roles; he also serves on the Board of Torch Systems and the Strategic Board of DIP Capital.

"We are thrilled to welcome Velco Farina to our board," said Salvatore Palella, CEO of micromobility.com Inc. "Mr. Farina’s extensive experience in strategy, innovation, and technology, coupled with his impressive track record in consulting and financial services, makes him an invaluable asset to our team. We look forward to his contributions as we continue to drive forward the future of urban mobility. Mr. Farina's appointment comes at a pivotal time for micromobility.com, as the company expands its reach and continues to innovate in the rapidly evolving world of urban transportation solutions. His insights and leadership are expected to play a crucial role in guiding the company towards achieving its strategic goals” concluded Palella.

About micromobility.com Inc.

micromobility.com Inc., a disruptive leader in the micromobility sector, founded by Salvatore Palella, combines expertise in retail, shared services, and vehicle rentals to revolutionize urban transportation. With operations spanning across the US and Europe, the holding group encompasses shared micromobility solutions through micromobility.com Inc., vehicle rentals via Wheels Labs Inc. and e-commerce and planned brick-and-mortar stores via the micromobility.com brand. Committed to providing eco-friendly, affordable solutions and enhancing global accessibility, micromobility.com Inc. sets the standard for professional excellence in the micromobility landscape.

For more information visit www.micromobility.com.

Forward-Looking Statements

Certain statements made in this press release are "forward-looking statements'' within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as "anticipate," "believe," "expect," "estimate," "plan," "outlook," and "project" and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements reflect the current analysis of existing information and are subject to various risks and uncertainties. As a result, caution must be exercised in relying on forward looking statements. Due to known and unknown risks, actual results may differ materially from the Company’s expectations or projections. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: (i) the failure to meet projected development and production targets; (ii) changes in applicable laws or regulations; and (iii) other risks and uncertainties described herein, as well as those risks and uncertainties discussed from time to time in other reports and other public filings with the Securities and Exchange Commission (the "SEC") by the Company including its Annual Report on Form 10-K for the fiscal year ended December 31, 2022. The Company’s SEC filings are available publicly on the SEC’s website at www.sec.gov. Any forward-looking statement made by us in this press release is based only on information currently available to the Company and speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise, except as required by law.

Contacts

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press@micromobility.com